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                                                                    EXHIBIT 10.1

                           ARI NETWORK SERVICES, INC.
                             2000 STOCK OPTION PLAN


         1. Objectives. The ARI Network Services, Inc. 2000 Stock Option Plan is designed to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company's operations, and reward them for making major contributions to the success of the Company. These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

         2. Definitions.

                  (a) "Award" shall mean the grant of any Stock Option to a Plan Participant pursuant to such terms, conditions and limitations as the Board or Committee may establish in order to fulfill the objectives of the Plan.

                  (b) "Award Agreement" shall mean the agreement that sets forth the terms, conditions and limitations applicable to an Award.

                  (c) "Board" shall mean the Board of Directors of ARI Network Services, Inc.

                  (d) "Cause" shall mean (i) the willful and continued failure by the Employee to substantially perform the Employee's duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) for a period of at least ten days after a written demand for substantial performance is delivered to the Employee which specifically identifies the manner in which the Employee has not substantially performed his duties, or (ii) the willful engaging by the Employee in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Plan, no act or failure to act on the Employee's part shall be considered "willful" unless done or omitted to be done by the Employee not in good faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the Board of the Company at a meeting of the Board called and held for such purposes (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee was guilty of conduct constituting Cause as set forth above and specifying the particulars thereof in detail.


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                  (e) "Change of Control" shall mean the first to occur of the following:

                           (i) the acquisition by an individual, entity or
                  group, acting individually or in concert (a "Person") of beneficial ownership of more than 50% of the then outstanding shares of common stock of the Company (the "Outstanding Common Stock"); provided, however, that for purposes of this Subsection 2(e)(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection 2(e)(ii) below; or

                           (ii) consummation of a reorganization, merger or
                  consolidation, share exchange, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of the corporation resulting from such Business Combination were members of the Board of the Company at the time of the execution of the initial agreement providing for such Business Combination; or

                           (iii) approval by the shareholders of the Company of
                  a complete liquidation or dissolution of the Company.

                  (f) "Common Stock" or "stock" shall mean the $.001 par value common stock of ARI Network Services, Inc.

                  (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.


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                  (h) "Committee" shall mean the Compensation Committee of the
         Board of the Company.

                  (i) "Company" shall mean ARI Network Services, Inc.

                  (j) "Fair Market Value" shall mean the closing sale price of Common Stock on the Nasdaq National Market as reported in the Midwest Edition of The Wall Street Journal for the date of grant provided that, if no sales of Common Stock were made on such exchange on that date, "Fair Market Value" shall mean the closing sale price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on such exchange, or, failing any such sales, such other price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department. Notwithstanding the foregoing, in the case of Awards which are effective on the date the Company sells shares of Common Stock in an underwritten public offering, Fair Market Value shall mean the price per share at which the Common Stock is initially sold to the public pursuant to the offering.

                  (k) "Participant" shall mean a current or prospective employee, non-employee director, consultant or other person who provides services to the Company to whom an Award has been made under the Plan.

                  (l) "Plan" shall mean this ARI Network Services, Inc. 2000 Stock Option Plan.

                  (m) "Stock Option" shall mean a grant of a right to purchase a specified number of shares of Common Stock the purchase price of which shall be not less than 100% of Fair Market Value on the date of grant, as determined by the Committee. A Stock Option may be in the form of a nonqualified stock option for all Participants or an incentive stock option ("ISO") for Participants who are qualifying employees. An ISO, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock for which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that ISOs shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the
         Code); and that ISOs shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company).

         3. Eligibility. Current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company eligible for an Award under the Plan are those who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company (if such responsibility is delegated pursuant to Section 6 hereof), can have a significant effect on the success of the Company. However, incentive stock options within the meaning of Section 422 of the Code may only be


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issued to employees of the Company and its subsidiary corporations within the meaning of Section 424(f) of the Code.

         4. Common Stock Available for Awards. Subject to adjustment as provided in Section 13 hereof, the number of shares that may be issued under the Plan for Awards during the term of the Plan is 1,450,000 shares of Common Stock, all of which may be in the form of incentive stock options within the meaning of
Section 422 of the Code. Any shares subject to an Award which are used in settlement of tax withholding obligations shall be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the Plan. Likewise, if any Stock Option is exercised by tendering shares, either directly or by attestation, to the Company as full or partial payment for such exercise under this Plan, only the number of shares issued net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares available for issuance under the Plan. Subject to adjustment as provided in Section 13 hereof, no individual shall be eligible to receive Awards aggregating more than 500,000 shares of Common Stock reserved under the Plan in any one calendar year. The Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.

         5. Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine which persons are Participants, to grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. All decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, Participants, and their estates and beneficiaries.

         6. Delegation of Authority. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish. Any such delegation may be revoked by the Committee at any time.

         7. Awards. The Committee shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award including, but not limited to, continuous service with the Company, forfeiture of Awards and proceeds from Awards in the event the Participant competes with the Company or violates any confidentiality or nonsolicitation obligations owed to the Company, conditions under which acceleration of vesting will occur, and achievement of specific business objectives. In all events, all Awards will become fully vested and immediately exercisable if the Participant is in the service of the Company upon the occurrence of a Change of Control.

         8. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering shares of Common Stock either directly or by

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attestation, which have been held by the Participant for more than six months and have not been used within the prior six-month period to exercise an option, valued at Fair Market Value on the date of exercise, or any combination thereof.

         9. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes (but only the minimum amount required by law) or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

         10. Amendment or Termination of the Plan. The Board may, at any time, amend or terminate the Plan; provided, however, that

                  (a) subject to Section 13 hereof, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and

                  (b) without further approval of the shareholders of the Company, no amendment shall increase the number of shares of Common Stock which may be issued pursuant to Awards hereunder, except for increases resulting from Section 13 hereof.

         11. Termination of Service. If the service-providing relationship of a Participant terminates, or a non-employee director no longer serves on the Board, other than pursuant to paragraphs (a) through (c) of this Section 11, all Awards shall immediately terminate, unless the Award Agreement provides otherwise. If the status of a Participant's relationship with the Company changes, e.g., from a consultant to an employee or vice versa, it will not be a termination of the service-providing relationship. Notwithstanding the foregoing, if a Participant's service is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination. In all events, an Award will not be exercisable after the end of its term as set forth in the Award Agreement.

                  (a) Retirement. When a Participant's employment or service terminates as a result of retirement, or early retirement with the consent of the Committee, the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of retirement, or early retirement, and the exercisability and vesting of any Award may be accelerated.


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                  (b) Resignation in the Best Interests of the Company. When a
         Participant resigns from the Company or the Board and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may authorize, where appropriate taking into account any regulatory or accounting implications of such action, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

                  (c) Death or Disability of a Participant.

                           (i) In the event of a Participant's death, the
                  Participant's estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Subject to subparagraph (iii) below, Awards so passing shall be exercised or paid out at such times and in such manner as if the Participant were living.

                           (ii) In the event a Participant is deemed by the
                  Company to be disabled within the meaning of the Company's long-term disability plan, or, if the Company does not have such a plan, Section 22(e)(3) of the Code, the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement. Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

                           (iii) After the death or disability of a Participant,
                  the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; and (2) accelerate any or all installments and rights.

                           (iv) In the event of uncertainty as to interpretation
                  of or controversies concerning this paragraph (c) of Section 11, the Committee's determinations shall be binding and conclusive.

                  (d) No Service Rights. The Plan shall not confer upon any Participant any right with respect to continuation of employment by, or service with, the Company or service on the Board, nor shall it interfere in any way with the right of the Company to terminate any Participant's employment or service with the Company or on the Board at any time.

         12. Nonassignability. Except as provided in subsection (c) of Section 11 and this Section 12, no Award under the Plan shall be assignable or transferable, or payable to or exercisable by


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anyone other than the Participant to whom it was granted. Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit Awards, other than incentive stock options within the meaning of Section 422 of the Code, to be transferred to members of the Participant's immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests. For purposes of the preceding sentence, "immediate family" shall mean a Participant's spouse, issue and spouses of his issue.

         13. Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, spin-off, or similar event, the Committee shall equitably adjust (a) the number of shares of Common Stock (i) reserved under the Plan, (ii) available for ISOs, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock, (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Stock Options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Stock Options for previously issued Stock Options or an assumption of previously issued Stock Options.

         14. Notice. Any notice to the Company required by any of the provisions of the Plan shall be addressed to the director of human resources or to the chief executive officer of the Company in writing, and shall become effective when it is received by the office of either of them.

         15. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Wisconsin without giving effect to its conflicts of law provisions.

         16. Effective and Termination Dates. The effective date of the Plan is December 14, 2000. The Plan shall terminate on December 13, 2010, subject to earlier termination by the Board pursuant to Section 10, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

         17. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant's regular, recurring compensation for purposes of the termination or severance plans of the Company and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.


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